Exhibit 5.1
[Letterhead of Ballard Spahr LLP]
June 7, 2011
Mace Security International, Inc.
240 Gibraltar Road
Suite 220
Horsham, PA 19044
Ladies and Gentlemen:
     We have acted as counsel to Mace Security International, Inc., a Delaware corporation (the “Company”), and are furnishing this opinion of counsel in connection with the Company’s Registration Statement on Form S-1 (including the prospectus which is a part thereof, the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), Registration No. 333-173848. Capitalized terms used herein shall have the meanings ascribed to such terms in the Registration Statement.
     In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed, including, without limitation, the following: (i) the Company’s Certificate of Incorporation, as amended through the date hereof; (ii) the Company’s Bylaws, as amended through the date hereof; (iii) the Subscription Agreement; (iv) the Securities Purchase Agreement; and (v) the Registration Statement.
     In addition, we have made such investigations of law as we have deemed necessary or appropriate to form a basis for the opinion set forth herein.
     In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; and (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have

Mace Security International, Inc.
June 7, 2011

relied for the purposes of this opinion letter are true and correct. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.
     Based upon and in reliance on the foregoing, and subject to the assumptions set forth herein, we are of the opinion that the subscription rights, the common stock issuable upon exercise of the subscription rights and the shares of Additional Stock, when issued and paid for in accordance with the terms of the Subscription Agreement and the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.
     We express no opinion with regard to the law of any jurisdiction other than the State of Delaware as in effect as of the date hereof.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder. This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the date hereof, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.
Very truly yours,
/s/ Ballard Spahr LLP